Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on form S-1 of HQHealthQuest Medical & Wellness Centers, LTD. of our report dated February 13, 2008, relating to our audits of the financial statements appearing in the Prospectus, which is part of this Registration Statement.  We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ TULLIUS TAYLOR SARTAIN & SARTAIN LLP

Fayetteville, Arkansas
February 13, 2008